UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

Griffin Capital Net Lease REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD 26-3335705

(State or other jurisdiction of incorporation) (IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

3106065900

(Registrant’s telephone number, including area code)

None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

     As previously reported, on November 18, 2011, the operating partnership of Griffin Capital Net Lease REIT, Inc. (the “Registrant”) and four of the operating partnership’s wholly-owned special purpose entities entered into an amended and restated credit agreement (the "Revised KeyBank Revolving Credit Facility") with KeyBank, National Association and Bank of America, N.A., (the “Lenders”) pursuant to which the Lenders provided the operating partnership with financing commitments of $70 million, with each Lender committing $35 million.

     On December 13, 2011, the Registrant issued a press release regarding the revolving credit facility. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release for the Revised KeyBank Revolving Credit Facility dated December 13, 2011

Signature(s)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Net Lease REIT, Inc.
Date: December 13, 2011	By: /s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer